Exhibit 10.68

ADDENDUM “A”

TO MASTER SERVICES AGREEMENT

This agreement between Ness USA, Inc. (“NESS”) (formerly Ness Global Services, Inc. or “NGS”), located at 160 Technology Drive, Canonsburg, PA 15317 (“NESS”) and Chordiant Software, Inc., located at 20400 Stevens Creek Blvd. Cupertino, CA  95014 (“COMPANY”) is an Addendum (the “Addendum”) to the Master Services Agreement executed on December 15, 2003 (the “Agreement”) between NGS and COMPANY.

WHEREAS, subsequent to the execution of the Agreement, NGS changed it corporate name to Ness USA, Inc.; and

WHEREAS the parties hereto wish to extend the term of the Agreement, which otherwise would expire by its own terms on December 14, 2007.

Accordingly, in consideration of the promises and covenants set forth below, the parties agree as follows, intending to be legally bound:

1.	The term of the Agreement shall be extended through and including December 14, 2008.

2.	“Ness USA, Inc.” shall take the place of “Ness Global Services, Inc.” throughout the Agreement in all respects.

3.	With the exception of the foregoing changes, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum, intending to be legally bound, as of the day and year written above.

Accepted by		Accepted by:

/s/ Rocco Cozza		/s/ James F. Walsh
Name: Rocco Cozza		Name: James F. Walsh
Title: Corporate Counsel		Title: VP, Offshore Operations

Date:	October 18, 2007	Date	October 15, 2007

For:	Ness USA, Inc.	For:	Chordiant Software, Inc.
(f/k/a Ness Global Services, Inc.)

/s/ Peter S. Norman
Title: Chief Financial Officer
Date: October 25, 2007
Chordiant Software, Inc.